Exhibit 5.1

November 29, 2023

Falcon’s Beyond Global, Inc.

6996 Piazza Grande Avenue, Suite 301

Orlando, FL 32835

Ladies and Gentlemen:

We have acted as New York counsel to Falcon’s Beyond Global, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of:

(I)	the issuance by the Company of 5,752,961 shares of class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company issuable upon exercise of 5,558,422 warrants of the Company to purchase Class A common stock at an exercise price of $11.50 per share (the “Warrants”) (such shares of Class A Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”); and

(II)	the offer and sale from time to time by the selling securityholders named in the Registration Statement of an aggregate of up to 131,870,661 shares of Class A Common Stock, which includes (a) an aggregate of up to 127,596,617 shares of Class A Common Stock (the “Member Class A Shares”) issuable upon the redemption of units of Falcon’s OpCo and the simultaneous cancellation of shares of class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company issued in connection with the Transactions, and (b) an aggregate of 4,274,044 shares of Class A Common Stock (the “Resale Shares”) consisting of (i) 3,412,500 shares of Class A Common Stock issued in connection with the Transactions, and (ii) 861,544 shares of Class A Common Stock that were issued upon the net share exercise of Warrants issued in connection with the Transactions.

Capitalized terms used but not otherwise defined herein have the meaning ascribed to such term in the Registration Statement.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	a copy of the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), filed with the Secretary of State of the State of Delaware on October 5, 2023;

(c)	a copy of the Amended and Restated Bylaws of the Company as in effect on November 28, 2023, certified by the Secretary of the Company (the “Bylaws”);

(d)	the Amended and Restated Agreement and Plan of Merger, dated January 31, 2023, as amended June 15, 2023, and July 7, 2023 (the “Merger Agreement”), by and among FAST II, Falcon’s OpCo, the Company and Palm Merger Sub, LLC, a Delaware limited liability company;

(e)	the Amended and Restated Operating Agreement of Falcon’s OpCo as in effect on November 28, 2023, certified by the Secretary of the Company, in the Company’s capacity as Manager of Falcon’s OpCo (the “A&R Operating Agreement”);

(f)	the Second Amended and Restated Warrant Agreement, dated as of November 3, 2023 (the “Second A&R Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (“Continental”), as warrant agent;

(g)	a copy of the resolutions of the Company’s board of directors and stockholders, as applicable, dated as of July 11, 2022, July 27, 2023, September 15, 2023, October 4, 2023, October 6, 2023, and November 3, 2023; and

(h)	a copy of a certificate, dated November 29, 2023, of the Delaware Secretary of State certifying the existence and good standing of the Company under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The Warrant Shares have been duly authorized. When the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, the Warrant Shares, when delivered upon exercise of the Warrants and payment of the exercise price therefor, in accordance with the terms and conditions set forth in the Second A&R Warrant Agreement, will be validly issued, fully paid and non-assessable.

2.	The Member Class A Shares have been duly authorized and, when issued in accordance with the Charter and A&R Operating Agreement upon the redemption of Falcon’s OpCo units and simultaneous cancellation of Class B Common Stock, will be validly issued, fully paid and non-assessable.

3.	The Resale Shares have been duly authorized and validly issued and are fully paid and non-assessable.

The opinions expressed above are limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of shares of Class A Common Stock pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the shares of Class A Common Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

JLR; MEA; MC; BM

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